                                                                    EXHIBIT 1.03


                               EXHIBIT 1.03 (a)
                           (Form Lock-up Agreement)

                               December __, 1997

Capital West Securities, Inc.
16th Floor,
One Leadership Square
211 N. Robinson
Oklahoma City, OK 73102


         Re: Public Offering of Common Stock ("Common Stock"), of Grand Adventures Tour & Travel Publishing Corporation. (the "Company")

Gentlemen:

         Pursuant to Section 2(t) of the Underwriting Agreement, dated December __,1997 (the "Underwriting Agreement"), by and among you and the Company, the undersigned (a holder of Common Stock) hereby agrees not to sell, contract to sell, transfer or otherwise dispose of any shares of Common Stock without the prior written consent of Capital West Securities, Inc. for a period of 12 months after the date of the initial public offering of the Common Stock.

         All communications to you hereunder shall be sent to the address set forth above, attention: Robert O. McDonald.

                                              Sincerely,


                                              ---------------------------------
                                              [Officer's Name]

EXHIBIT 1.03 (b)
(Form Lock-up Agreement)

                               December __, 1997

Capital West Securities, Inc.
16th Floor,
One Leadership Square
211 N. Robinson
Oklahoma City, OK 73102

         Re: Public Offering of Common Stock ("Common Stock"), of Grand Adventures Tour & Travel Publishing Corporation. (the "Company")

Gentlemen:

         Pursuant to Section 2(t) of the Underwriting Agreement, dated December __,1997 (the "Underwriting Agreement"), by and among you and the Company, the undersigned (a holder of Common Stock) hereby agrees not to sell, contract to sell, transfer or otherwise dispose of any shares of Common Stock without the prior written consent of Capital West Securities, Inc. for a period of 24 months after the date of the initial public offering of the Common Stock unless the trading price of the Common Stock of the Company is equal to or greater than 115% of the registered offering price for 20 consecutive trading days, at which time the undersigned may sell up to 2,000 shares of Common Stock per month during the second 12 month period and subject to the limitations of Rule
144. To the extend the undersigned does not sell in any given month, the full number of shares of Common Stock permitted hereunder, such unsold amount shall be available for sale in subsequent months without regard to any other sales.

         All communications to you hereunder shall be sent to the address set forth above, attention: Robert O. McDonald.

                                              Sincerely,


                                              ---------------------------------
                                              Matthew O'Hayer

                                EXHIBIT 1.03 (c)
                            (Form Lock-up Agreement)

                               December __, 1997

Capital West Securities, Inc.
16th Floor,
One Leadership Square
211 N. Robinson
Oklahoma City, OK 73102

         Re: Public Offering of Common Stock ("Common Stock"), of Grand Adventures Tour & Travel Publishing Corporation. (the "Company")

Gentlemen:


         Pursuant to Section 2(t) of the Underwriting Agreement, dated December __,1997 (the "Underwriting Agreement"), by and among you and the Company, the undersigned (a holder of Common Stock) hereby agrees not to sell, contract to sell, transfer or otherwise dispose of any shares of Common Stock without the prior written consent of Capital West Securities, Inc. for a period of 24 months after the date of the initial public offering of the Common Stock unless the trading price of the Common Stock of the Company is equal to or greater than 115% of the registered offering price for 20 consecutive trading days, at which time the undersigned may sell up to 1,000 shares of Common Stock per month during the second 12 month period and subject to the limitations of Rule
144. To the extend the undersigned does not sell in any given month, the full number of shares of Common Stock permitted hereunder, such unsold amount shall be available for sale in subsequent months without regard to any other sales.


         All communications to you hereunder shall be sent to the address set forth above, attention: Robert O. McDonald.

                                              Sincerely,


                                              ---------------------------------
                                              [Jay Juba ][Robert Sandner]